Exhibit 99.1

        Cambridge Heart Announces Resignation of Chief Financial Officer

     BEDFORD, Mass.--(BUSINESS WIRE)--June 29, 2005--Cambridge Heart (OTCBB-CAMH) today announced that Robert B. Palardy will be resigning his positions as the Company's Vice President of Finance and Administration, Chief Financial Officer and Secretary effective July 8, 2005.
     Mr. Palardy will be leaving after seven years as the Company's Chief Financial Officer for a new business opportunity in Florida. The Company's accounting and financial functions will report directly to the Chief Executive Officer until a replacement is identified.
     Mr. David Chazanovitz, President and Chief Executive Officer of Cambridge Heart said, "We thank Bob for his years of service and commitment to the Company and wish him well in his new venture."

     About the Cambridge Heart Microvolt T-Wave Alternans Test

     The Cambridge Heart Microvolt T-Wave Alternans Test measures extremely subtle beat-to-beat fluctuations in a person's heartbeat called T-wave alternans. These tiny heartbeat variations - measured at one millionth of a volt
- are detected in any clinical setting where titration of the heart rate is possible. The preparation for the test consists of placing proprietary sensors on a patient's chest. Extensive clinical research has shown that patients with symptoms of or at risk of life threatening arrhythmias who test positive for T-wave alternans are at significant risk for subsequent sudden cardiac events including sudden death, while those who test negative are at minimal risk.

     About Cambridge Heart

     Cambridge Heart is engaged in the research, development and commercialization of products for the non-invasive diagnosis of cardiac disease. Using innovative technologies, the Company is addressing such key problems in cardiac diagnosis as the identification of those at risk of sudden cardiac arrest. The Company's products incorporate its proprietary technology, Microvolt T-Wave Alternans, and are the only diagnostic tools cleared by the U.S. Food and Drug Administration to non-invasively measure microvolt levels of T-wave alternans. The Company, founded in 1990, is based in Bedford, Massachusetts and is traded on the OTCBB under the symbol CAMH. Cambridge Heart can be found on the World Wide Web at www.cambridgeheart.com
     Statements contained in this press release that are not purely historical, are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. In some cases, we use words such as "believes", "expects", "anticipates", "plans", "estimates", "could" and similar expressions that convey uncertainty of future events or outcomes to identify these forward-looking statements. Actual results may differ materially from those indicated by these forward-looking statements. Factors that may cause or contribute to such differences include customer delays in making final buying decisions, decreased demand for our products, failure to obtain funding necessary to develop or enhance our technology, adverse results in future clinical studies of our technology, failure to obtain or maintain patent protection for our technology, failure to obtain or maintain adequate levels of third-party reimbursement for use of our products and other factors identified in our most recent Annual Report on Form 10-K under "Factors Which May Affect Future Results", which is on file with the SEC. In addition, any forward-looking statements represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.


     CONTACT: Cambridge Heart, Inc.
              David A. Chazanovitz, 781-271-1200 ext 231 bobp@cambridgeheart.com
                  or
              Consulting For Strategic Growth
              Stan Wunderlich (investors)
              800-625-2236
              cfsg@consultant.com